For Value Received, ______ *hereby sell, assign and transfer unto* ____

____ *Shares*

represented by the within Certificate and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________________

In presence of

____

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

The security features listed below, exceed industry guidelines

• Optically dead • Bleach reactivity • Polar class solvent (approx. 30 solvents) reactivity - blue stain • Non-polar class solvent (approx. 35 solvents) reactivity blue / black stain • Acid reaction - pink stain • Base reaction - blue green stain • Invisible embedded fiber - fluoresces yellow • 2 visible embedded fibers - green and red • True paper machine watermark • True security level toner anchorage for laser printing • Void pantograph background • High resolution border

Absence of these features may indicate alteration.